UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

(Amendment No.)

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to Section 240.14a-12

Sculptor Capital Management, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On July 24, 2023, Sculptor Capital Management, Inc. (“Sculptor”) began distributing letters in substantially the following form to its investors. The letter was also circulated by email to Sculptor’s employees.

July 24, 2023

Dear Investor,

We are extremely pleased to inform you that Sculptor Capital Management (“Sculptor” or the “Firm”) today announced that it entered into an agreement to be acquired by Rithm Capital (“Rithm”). Founded in 2013, Rithm is a New York based diversified manager of assets and investments with leading origination and servicing capabilities focused on the real estate and financial services sectors.

The announcement of this transaction is the culmination of the strategic alternatives process we announced late last year and positions our Firm for continued success in our singular mission of delivering attractive returns to our clients. We are immensely proud of the job we have done managing your capital over many years and remain thankful for your loyalty, trust and patience. We are excited by this next chapter of our Firm’s evolution.

First and foremost, we can tell you that none of the core elements that enable us to deliver for you – our team, our investment processes, our culture, our leadership—will change as a result of this transaction. Sculptor will continue to operate as it does today and will continue to be led by Jimmy Levin and the rest of our Partner Management Committee.

We can also tell you that there are substantial benefits from the combination with Rithm that will enhance our Firm on a variety of fronts. While Rithm is a public company, we will be a private subsidiary eliminating the distractions imposed by our current publicly listed status. The transaction will simplify and streamline our capital structure and governance regime. Rithm is an extremely supportive partner with an established and stable capital base that provides the ability to invest in and expand the Firm when appropriate over time.

In addition, Rithm is a fantastic organization that we have known for many years and that we hold in high regard. Our cultures and values are similar. They, like us, are opportunistic and disciplined when investing and apply an institutional, yet meritocratic mindset.

Lastly, we want to again express our heartfelt gratitude to you, our partners. Your support and belief in our team has allowed us to get to this point and we are energized to continue to responsibly compound your capital. We will certainly not always be granted tail winds and clear skies, but we are storm-tested and ever ready for what the world may throw our way.

Respectfully,

The Sculptor Team

Additional Information About the Transaction and Where to Find It

This communication relates to a proposed transaction between Rithm Capital Corp. (“Rithm”) and Sculptor Capital Management, Inc. (“Sculptor”). In connection with the proposed transaction, Sculptor intends to file with the Securities and Exchange Commission (“SEC”) and mail or otherwise provide to its stockholders a proxy statement regarding the proposed transaction. Sculptor may also file other documents with the SEC regarding the proposed transaction. BEFORE MAKING ANY VOTING DECISION, SCULPTOR’S STOCKHOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the proxy statement and other documents containing information about Sculptor and the proposed transaction, once such documents are filed with the SEC (when available) from the SEC’s website at www.sec.gov and Sculptor’s website at www.sculptor.com. In addition, the proxy statement and other documents filed by Sculptor with, or furnished to, the SEC (when available) may be obtained from Sculptor free of charge by directing a request to Sculptor’s Investor Relations at investorrelations@sculptor.com.

Participants in the Solicitation

Sculptor and certain of its directors, executive officers and employees may be considered to be participants in the solicitation of proxies from Sculptor’s stockholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the stockholders of Sculptor in connection with the proposed transaction, including a description of their respective direct or indirect interests, by security holdings or otherwise will be included in the proxy statement when it is filed with the SEC. You may also find additional information about Sculptor’s directors and executive officers in Sculptor’s proxy statement for its 2023 Annual Meeting of Stockholders, which was filed with the SEC on April 28, 2023. You can obtain a free copy of this document from Sculptor using the contact information above.

No Offer or Solicitation

This communication is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. The proposed transaction will be implemented solely pursuant to the terms and conditions of the merger agreement, which contain the full terms and conditions of the proposed transaction.

Cautionary Note Regarding Forward-Looking Statements

The communication contains statements which may constitute “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the proposed transaction. All statements, other than statements of current or historical fact, contained in this communication may be forward-looking statements. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “may,” “should,” “could,” “estimate,” “intend” (or the negative of these terms) and other similar expressions are intended to identify forward-looking statements. These statements represent Sculptor’s current expectations regarding future events and are subject to a number of assumptions, trends, risks and uncertainties, many of which are beyond Sculptor’s control, which could cause actual results to differ materially from those described in the forward-looking statements. Accordingly, you should not place undue reliance on any forward-looking statements contained herein. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Forward Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Sculptor’s most recent annual and quarterly reports and other filings filed with the SEC, which are available on Sculptor’s website (www.sculptor.com).

Factors that could cause actual results and outcomes to differ materially from any future results or outcomes expressed or implied include, but are not limited to, the following risks relating to the proposed transaction: the occurrence of any event, change, or other circumstances that could give rise to the termination of the merger agreement; the satisfaction of closing conditions to the transaction on a timely basis or at all, including the ability to obtain required regulatory and stockholder approvals; uncertainties as to the timing of the transaction; litigation relating to the transaction; the impact of the transaction on Sculptor’s business operations (including the threatened or actual loss of employees, clients or suppliers); incurrence of unexpected costs and expenses in connection with the transaction; and financial or other setbacks if the transaction encounters unanticipated problems. Other important factors that could cause actual results to differ materially from those expressed or implied include, but are not limited to, risks related to changes in the financial, equity and debt markets, risks related to political, economic and market conditions and other risks discussed and identified in public filings made by Sculptor with the SEC.

New risks and uncertainties emerge from time to time, and it is not possible for Sculptor to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Forward-looking statements contained herein speak only as of the date of this communication, and Sculptor expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Sculptor’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.